P R E S S R E L E A S E

Synthesis Energy Systems Forms New Business Unit to

Sell Equipment and Services to the Global Distributed Power Market

HOUSTON, June 13, 2013 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) ("SES"), a global energy and gasification technology company, is forming a new business unit to help deploy its technology, equipment and services for the distributed power generation market – a business unit that SES believes has potential to grow into a half billion dollar business once fully developed over the next three years.

The new SES business unit will focus on partnering with established companies currently serving global power markets with power generation technology, engineering, equipment and construction services. This is consistent with the announcement earlier this week whereby SES will focus on its ‘capital-lite’ approach to accelerate the commercialization of its patented gasification technology.

SES believes that deploying its technology for power generation provides an important combination of technologies that enable existing gas turbine and gas engine power generation equipment to tap into a large, new and economical fuel source by utilizing SES’ unique ability to convert low-cost coals, coal wastes, municipal wastes and other biomass waste materials into clean syngas for use as a fuel for power generation.

Because of SES’ extremely wide feedstock envelope combined with lower capital cost, lower water consumption and lower operating costs as compared to conventional gasification technologies, regions of the world where clean, low-cost electricity has not previously been possible will have access to reliable power generation plants that are appropriately sized to meet local electricity needs with significantly lower fuels costs. SES believes that a large, untapped market opportunity exists in regions that lack adequate access to natural gas or are dependent on high-priced liquefied natural gas (LNG), fuel oil and conventional thermal coal fuel sources and that lack the necessary gas pipeline or adequate power grid infrastructure to support expensive and large-scale LNG, fuel oil or coal fired power plants.

The new business unit intends to design and sell SES’ proprietary and patented gasification technology product as a package of equipment, technology and engineering combined with technical and operational services to create a ‘fuel generation package’ for producing clean syngas fuel for power generation. SES and GE recently announced that they would jointly evaluate and market a small scale power generation unit combining SES’ gasification technology with GE’s aeroderivative gas turbines.

SES intends to focus initially on fuel generation packages for the 50 to 100 megawatts (MW) scale plants. These packages are intended to be highly standardized and modularized over time as the business unit matures with significant equipment content sourced in lower cost regions of the world such as China and India. In this manner, the capital costs for supplying the equipment and construction packages can be very economical and the operability and reliability of the units will benefit from a standardized installed base.

“Over the past 12 months we have conducted market research, completed initial technical assessments and studied the economics for deploying our technology offering on a global basis for small and medium scale power generation projects. Through this effort, we have identified a significant business opportunity because of our ability to generate clean and economical syngas fuel which can open up an entirely new fuel source for power generation using smaller scale turbines and engines. In order to take advantage of this market, our near term next steps for this business unit include refinement of the commercial approach for 50MW to 100MW scale plants, which would be done in conjunction with partners who would manufacture equipment and construct facilities. Once these steps are completed, we believe this new business unit has the potential to ramp up over the next three years and once fully developed may be able to generate annual revenues on the order of $500 million with attractive margins. This initiative has been well received by potential customers and we are now working to secure initial customer commitments,” said Robert Rigdon, President and CEO of SES.

About Synthesis Energy Systems

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ joint venture, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

kevin.kelly@synthesisenergy.com

MBS Value Partners, LLC (SES Investor Relations)

Matthew D. Haines

Managing Director

(212) 710-9686

matt.haines@mbsvalue.com

Feintuch Communications (SES Public Relations)

Richard Anderson

Senior Managing Director

(718) 986-1596

ses@feintuchpr.com